Exhibit 99.1

BioLife Solutions Announces Q1 2017 Financial Results

28% Year Over Year Revenue Growth

Operating Loss Reduced by 69% from 2016

Conference Call and Webcast Today at 4:30 PM Eastern Time

BOTHELL, WA — May 11, 2017 — BioLife Solutions, Inc. (NASDAQ: BLFS), a leading developer, manufacturer and marketer of proprietary clinical grade cell and tissue hypothermic storage and cryopreservation freeze media (“BioLife” or the “Company”), today reported operational highlights and financial results for the first quarter of 2017.

Revenue from biopreservation media product sales reached a new high of $2.4 million in the first quarter of 2017, an increase of 28% over the same period in 2016. Revenue growth was driven by sales of CryoStor® and HypoThermosol® clinical grade biopreservation media products to the regenerative medicine segment and record revenue from BioLife’s worldwide distributor network.

Mike Rice, BioLife President & CEO, commented, “We continued to execute our growth plan in the first quarter and believe that 2017 will be a transformative year for BioLife, our customers, and shareholders. Order volume and total revenue from our strategic market segments were strong. We had significant revenue growth from the leading cell therapy contract manufacturers, and expect continued leverage from these customers in the regenerative medicine market. Coupled with our demonstrated reduction in operating expenses, we’re on track to meet the guidance we issued for 2017.”

Q1 2017 Operational Highlights

•	7th consecutive quarter of record biopreservation media revenue.

•	36 new direct customers were gained, including initial orders from 20 regenerative medicine companies.

•	2nd consecutive quarter with at least $1 million in revenue from the regenerative medicine segment, representing 51% growth compared to Q1 2016.

•	Record revenue from distributors with 20% growth over the first quarter of 2016.

Q1 2017 Financial Highlights

•	Gross margin was 61% for the first quarter compared to 58% in the same period in 2016.

•	Operating expenses for the first quarter totaled $1.9 million, a reduction of 26% compared to $2.6 million in the first quarter of 2016.

•	Operating loss for the first quarter was $0.5 million, a reduction of 69% compared to $1.5 million in the first quarter of 2016.

•	Net loss for the first quarter was $0.9 million, a reduction of 42% compared to a net loss of $1.5 million in the same period in 2016.

•	Adjusted EBITDA for the first quarter was negative $44,500 compared to negative $1 million in the first quarter of 2016.

Roderick de Greef, Chief Financial Officer, remarked, “We experienced positive financial results across the board this quarter compared to last year and believe the $1 million year over year improvement in adjusted EBITDA clearly underscores the progress we’ve made over the past 12 months.”

2017 Guidance

Management reaffirms the full-year 2017 guidance provided in January as follows:

•	Biopreservation media revenue is expected to grow between 20-25% over 2016, with revenue in excess of $10 million.

•	Gross Margin is expected in a range of 55% to 60%.

•	Annual operating expenses are expected to range from $8 to $9 million.

•	Positive quarterly adjusted EBITDA by the end of 2017.

Conference Call & Webcast

The Company will host a conference call and live webcast at 4:30 p.m. EST this afternoon. To access the webcast, please log on to the Investor Relations page of the BioLife Solutions website at www.biolifesolutions.com. Alternatively, you may access the live conference call by dialing (844) 825-0512 (U.S. & Canada) or (315) 625-6880 (International) with the following Conference ID: 17308601. A webcast replay will be available approximately two hours after the call and will be archived on www.biolifesolutions.com for 90 days.

About BioLife Solutions

The Company’s proprietary HypoThermosol® and CryoStor® platform of solutions are highly valued in the biobanking, drug discovery, and regenerative medicine markets. BioLife’s biopreservation media products are serum-free and protein-free, fully defined, and are formulated to reduce preservation-induced cell damage and death.  BioLife’s enabling technology provides commercial companies and clinical researchers significant improvement in shelf life and post-preservation viability and function of cells, tissues, and organs.

For more information please visit www.biolifesolutions.com, and follow BioLife on Twitter.

Cautions Regarding Forward Looking Statements

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning the company’s anticipated business and operations, the potential utility of and market for its products and services, potential revenue growth and market expansion, commercial manufacturing of our customers’ products, and projected financial results, cash flow and liquidity, including the potential for reaching positive quarterly adjusted EBITDA by the end of 2017. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including among other things, uncertainty regarding market adoption of products; uncertainty regarding third party market projections; market volatility; competition; litigation; and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Discussion of Non-GAAP Financial Measures

BioLife’s management believes that the non-GAAP measure of “Adjusted EBITDA” enhances an investor’s understanding of the Company’s financial and operating performance and its future prospects by being more reflective of core operating performance. BioLife’s management uses this financial metric for strategic decision making, forecasting future financial results, and evaluating current period financial and operating performance. The presentation of non-GAAP financial information is not intended to be reviewed in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables in this press release.

Adjusted EBITDA Definition:

“Adjusted EBITDA” is a non-GAAP measure defined by BioLife as net income/(loss) excluding interest expense/(income), income tax expense, depreciation expense, amortization expense, stock-based compensation expense and the loss/(gain) on equity method investments.

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Media & Investor Relations

Roderick de Greef

Chief Financial Officer

(425) 686-6002

rdegreef@biolifesolutions.com

BIoLife Solutions, Inc.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Month Period Ended March 31,
	2017	2016
Product revenue	$2,366	$1,852
Cost of product sales	928	771
Gross profit	1,438	1,081
Gross margin	61%	58%
Operating expenses
Research and development	287	504
Sales and marketing	512	734
General and administrative	1,103	1,336
Total operating expenses	1,902	2,574
Operating loss	(464)	(1,493)

Other income/(expense)
Interest income/(expense), net	(83)	2
Amortization of debt discount	(94)	––
Equity-method investment income/(loss) in SAVSU	(229)	––
Total other income/(loss)	(406)	2
Net loss	(870)	(1,491)
Net loss attributable to non-controlling interest	––	264
Net Loss attributable to BioLife Solutions, Inc.	(870)	(1,227)

Basic and diluted net loss per common share attributable to BioLife Solutions, Inc.	(0.07)	(0.10)

Basic and diluted weighted average common shares used to calculate net loss per common share	12,965	12,458

Non-GAAP Reconciliation:

	Three Month Period Ended March 31,
	2017	2016
Net loss attributable to BioLife Solutions, Inc.	$(870)	$(1,227)
Interest expense/(income), net	83	(2)
Depreciation expense	90	92
Amortization of debt discount	93	––
EBITDA	(604)	(1,137)
Share-based compensation (non-cash)	330	147
Loss from equity-method investment in SAVSU (non-cash)	229	––
Adjusted EBITDA	$(45)	$(990)

BIoLife Solutions, Inc.

Unaudited Condensed Consolidated Balance Sheet Information

(In thousands)

	March 31, 2017	December 31, 2016
Cash and cash equivalents	$2,290	$1,406
Accounts receivable	1,061	1,194
Inventories	1,812	1,758
Total current assets	5,582	4,628
Total assets	8,599	7,926

Total current liabilities	1,086	1,133
Total liabilities	5,795	4,760
Total Shareholders’ equity	2,804	3,166

BIoLife Solutions, Inc.

Unaudited Condensed Consolidated Statement of Cash Flows Information

(In thousands)

	Three Months Ended
	March 31, 2017	March 31, 2016
Cash provided/(used) by operating activities	(169)	$(1,593)
Cash provided/(used) by investing activities	(37)	1,070
Cash provided/(used) by financing activities	1,090	12
Net increase (decrease) in cash and equivalents	884	$(511)